SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


(x)  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
( )  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12



                   Learmonth and Burchett Management Systems
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(x)  No fees required

( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

           Learmonth and Burchett Management Systems Plc Letterhead]




                                                               October 14, 1996


To the holders of our ordinary shares and American Depositary Receipts ("ADRs"):

         It is our pleasure to invite you to the Annual General Meeting of Learmonth & Burchett Management Systems Plc to be held on Friday, November 15, 1996 at 11:00 a.m. CST at the Company's executive offices located at 1800 West Loop South, Suite 900, Houston, Texas 77027.

         Whether or not you plan to attend, and regardless of the number of shares or ADRs you own, it is important that your shares be represented at the meeting. You are accordingly urged to sign, date and return your proxy promptly. ADR holders should return the proxy to the depositary, Morgan Guaranty Trust Company of New York ("Morgan"), by 3:00 p.m. on Tuesday, November 12, 1996 in the envelope provided by Morgan, which requires no postage if mailed in the United States. U.S. holders of ordinary shares must return the proxy so that it is received at the Company's executive offices in Houston by Monday, November 11, 1996; the Company has made arrangements to send the materials via courier to its U.K. offices. Non-U.S. holders of ordinary shares should return the proxy to the Company's U.K. offices by Wednesday, November 13, 1996. Your return of a proxy in advance will not affect your right to vote in person at the meeting.

         We hope that you will be able to attend the meeting. The officers and directors of Learmonth & Burchett Management Systems Plc look forward to seeing you at that time.

                                                              Sincerely,



                                                GERALD N. CHRISTOPHER
                                                Chairman of the Board
                                                  of Directors

                                                MICHAEL S. BENNETT
                                                Director and
                                                  Chief Executive Officer

                              LEARMONTH & BURCHETT
                             MANAGEMENT SYSTEMS PLC
                              1800 West Loop South
                                    Suite 900
                              Houston, Texas 77027
                              ---------------------
                        NOTICE OF ANNUAL GENERAL MEETING
                          To be held November 15, 1996
                              ---------------------

         The Annual General Meeting of Learmonth & Burchett Management Systems Plc (the "Company") will be held at the Company's executive offices located at 1800 West Loop South, Suite 900, Houston, Texas, on Friday, November 15, 1996 at 11:00 a.m. CST for the following purposes:

         As ORDINARY BUSINESS:

         1. To receive and adopt the Directors' Report and the audited accounts for the year ended April 30, 1996.

         2. To re-elect Gerald N. Christopher who was appointed as a Director on August 2, 1996.

         3. To re-elect Michael S. Bennett who was appointed as a Director on August 2, 1996.

         4. To re-elect David B. Rodway who retires as a Director by rotation.

         5. To re-elect Rainer H. Burchett who retires as a Director by rotation.

         6. To re-appoint the auditors Price Waterhouse to hold office until the next Annual General Meeting and to authorize the Directors to fix their remuneration.

         As SPECIAL BUSINESS, to consider, and if thought fit to pass, the following resolutions, of which Resolutions 7, 8, 9, 10, and 11 will be proposed as Ordinary Resolutions and Resolution 12 will be proposed as a Special
Resolution:

         7.       To approve the adoption of the 1996 Equity Incentive Plan.

         8.       To approve the adoption of the 1996 U.S. Employee Stock
                  Purchase Plan.

         9. To approve the adoption of the 1996 Non-employee Directors' Share Option Plan.

         10. To approve an amendment to the Executive Share Option Scheme and to Type B option certificates granted thereunder regarding new vesting arrangements.

         11.      To authorize the Directors to allot shares.

         12. To approve disapplication of preemptive rights of holders of ordinary shares.

IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

         A shareholder who is entitled to be present and vote at the Annual General Meeting may appoint a proxy to attend and vote in his/her stead. Any proxy so appointed would not be a member. To be effective, forms of proxy must be deposited at the Company's registered office by 11:00 a.m. on Wednesday, November 13, 1996, not less than 48 hours before the appointed time of the meeting. The registered office of Learmonth & Burchett Management Systems PLC is located at Evelyn House, 62 Oxford Street, London W1N 9LF England. For convenience of U.S. holders of ordinary shares (not ADRs), the Company will send to its registered office all proxies received at its Houston headquarters by 5:00 p.m. Houston time on Monday, November 11, 1996. ADR holders should return the proxy to the depositary, Morgan Guaranty Trust Company of New York ("Morgan"), by 3:00 p.m. on Tuesday, November 12, 1996 in the envelope provided by Morgan, which requires no postage if mailed in the United States. Completion of the proxy card does not preclude the member from attending and voting at the meeting.

                                            BY ORDER OF THE BOARD OF DIRECTORS,

                                            Stephen E. Odom
                                            Company Secretary
                                            October 14, 1996

                              LEARMONTH & BURCHETT
                             MANAGEMENT SYSTEMS PLC

                              1800 West Loop South
                                   Suite 900
                              Houston, Texas 77027

                             ---------------------

                                PROXY STATEMENT

                             ANNUAL GENERAL MEETING
                             ---------------------

         The accompanying proxy is solicited by and on behalf of the Board of Directors of Learmonth & Burchett Management Systems Plc (the "Company") for use at the Annual General Meeting ("AGM") to be held at the Company's executive offices located at 1800 West Loop South, Suite 900, Houston, Texas 77027 on Friday, November 15, 1996 at 11:00 a.m. CST and any adjournments thereof.

         Holders of ordinary shares of 10 pence each in the capital of the Company ("Ordinary Shares") on the Register of Members at the date of the AGM will be entitled to vote at the AGM. On October [ ], 1996 (being the latest practicable date prior to the printing of this document), there were __________ Ordinary Shares in issue, the holders of which are entitled on a poll to one vote per share on each matter to come before the meeting. Proxies properly executed and returned will be voted at the meeting in accordance with any directions noted thereon or, if no direction is indicated, proxies will be voted FOR receiving and adopting the Report and Accounts, FOR election of each of the directors, FOR appointment of the auditors, FOR adoption of 1996 Equity Incentive Plan (the "Equity Incentive Plan"), FOR adoption of 1996 U.S. Employee Stock Purchase Plan, FOR adoption of 1996 Non-employee Directors' Share Option Plan, FOR approval of amendment to Executive Share Option Scheme and to Type B option certificates granted thereunder regarding new vesting arrangements, FOR authorizing the Directors to allot shares and FOR Disapplication of preemptive rights. Proxies will be voted in the discretion of the holders of the proxy with respect to any other business that may properly come before the meeting and all matters incidental to the conduct of the meeting. Any shareholder signing and delivering a proxy may revoke it at any time before it is voted by delivering to the Company Secretary a written revocation or a duly executed proxy bearing a later date than the date of the proxy being revoked. Any shareholder attending the meeting in person may revoke his or her proxy and vote his or her shares at the meeting. In accordance with the terms of the Company's American Depositary Receipts, holders of ADRs may instruct the Depositary, Morgan Guaranty Trust Company of New York, how the shares underlying their ADRs should be voted.

         This Proxy Statement was mailed to shareholders on or about October 14, 1996.

                               PROPOSAL NUMBER 1

                   RECEIVING AND ADOPTING REPORT AND ACCOUNTS











                       THE BOARD OF DIRECTORS RECOMMENDS
                   RECEIVING AND ADOPTING REPORT AND ACCOUNTS

              PROPOSALS TO BE CONSIDERED AT ANNUAL GENERAL MEETING

                          PROPOSAL NUMBERS 2 THROUGH 5

                             ELECTION OF DIRECTORS

         Four directors are to be proposed for election at the 1996 AGM. Unless instructions are given to the contrary, it is the intention of the persons named as proxies to vote the shares to which each proxy relates FOR the election of each of the nominees listed below. All of the nominees named below are presently serving as directors of the Company and are anticipated to be available for election and able to serve. Two of the nominees were elected to the Board at the meeting of the Board of Directors in Houston, Texas on August 2, 1996; and all to be re-elected by the Shareholders.

         Set forth below is certain information concerning the nominees and incumbent directors:

--------------------------------------------------------------------------------

            Nominees for Election at the 1996 Annual General Meeting

--------------------------------------------------------------------------------


         Gerald N. Christopher - Mr. Christopher has served as Chairman and Director of Learmonth & Burchett Management Systems Plc since August 2, 1996. He previously held the positions of President and Chief Executive Officer of Amber Wave Systems, Inc., Extension Technology and Channel Computing. Additionally, he was the Chief Financial Officer of Bachman Information Systems, Inc.

         Michael S. Bennett - Mr. Bennett has served as the President, Chief Executive Officer and Director since August 2, 1996. Mr. Bennett served as the President and Chief Executive Officer of Summagraphics until the time of its acquisition by Lockheed Martin's CalComp subsidiary. Prior to Summagraphics, Mr. Bennett served as Senior Executive with Dell Computer and Chief Executive
Officer of several high technology organizations. He also has spent over 12 years in various capacities with Digital Equipment Corporation in both domestic and international positions.

--------------------------------------------------------------------------------


                    Directors Whose Terms Expire in 1996 and
            Nominees for Election at the 1996 Annual General Meeting

--------------------------------------------------------------------------------


         David B. Rodway - Mr. Rodway has served as Senior Vice President-Development of the Company since 1994 and as a Director since 1991. Mr. Rodway joined the Company in 1990 as Associate Director. Prior to joining the Company, Mr. Rodway served as Research and Development Director of Hugin Sweda International, a supplier of retail information systems, and prior to that was Director of Software Sciences, a systems contractor and subsidiary of Thorn EMI, a U.K.-based conglomerate, responsible for research and development.

         Rainer H. Burchett - Mr. Burchett has served as a Director of the Company since 1977 and as its Chairman until his resignation as such on August 2, 1996. Mr. Burchett co-founded the Company in 1977. Prior to founding the Company, he was employed by BIS Applied Systems, a consulting company.


--------------------------------------------------------------------------------


                              Incumbent Directors

--------------------------------------------------------------------------------


         G. Felda Hardymon - Mr. Hardymon has served as a Director since 1994. Mr. Hardymon has served as a General Partner of Bessemer Venture Partners, a group of venture capital funds, since 1981. Prior to joining Bessemer, Mr. Hardymon was Vice President of Business Development Services, Inc., the venture capital subsidiary of General Electric Company. He serves on the board of Video Server, Inc., a supplier of networking equipment and associated software for multimedia conferences.

         Roger A. Learmonth - Mr. Learmonth has served as a Director since co-founding the Company in 1977. Mr. Learmonth served as the Company's Chief Executive Officer until October 1994. Prior to founding the Company, Mr. Learmonth was employed by BIS Applied Systems.

Information Concerning the Board and Its Committees

         The Board of Directors held [______ meetings] in the fiscal year ended April 30, 1996. The Board has two standing committees: the Audit Committee and the Remuneration Committee.

         The members of the Audit Committee in the fiscal year ended April 30, 1996 were Messrs. O'Hara (Chairman), Burchett and Tebbs and for the fiscal year ended April 30, 1997 are Messrs.

Hardymon and Christopher.1 The Audit Committee meets from time to time and the independent accountants of the Company may, at any time they consider appropriate, request a meeting. The responsibilities of the Audit Committee are to consider and recommend the appointment of the Company's independent accountants, approve the audit fee, consider any questions of resignation or dismissal of the auditors, discuss with the independent accountants the nature and scope of the audit, review the quarterly, half-year and annual financial statements before submission to the Board, discuss problems and reservations arising from the quarterly and interim unaudited accounts and annual audits and any other matters the independent accountants may wish to discuss, review the independent accountants' management letter and management's response, review the Company's statement on internal control systems and consider the major findings of internal investigations and management's response.

         The members of the Remuneration Committee in the fiscal year ended April 30, 1996 were Messrs. Tebbs (Chairman), Burchett, Hardymon and O'Hara. On August 2, 1996, the Board of Directors of the Company voted to reconstitute the Remuneration Committee with Board members Messrs. Christopher, Hardymon and Burchett. The Remuneration Committee meets from time to time to approve and recommend to the Board the remuneration of the Executive Directors (Messrs. Burchett, Bantleman (1996), Rodway and Bennett (1997)) and key personnel. In particular, the Remuneration Committee is required to approve any new service agreement entered into between the Company and any of the Executive Directors. During fiscal 1996, both committees met without the presence of Mr. Burchett from time to time, for example, when determining Mr. Burchett's own remuneration; the occasional absence of Mr. Burchett from such meetings can be expected in this fiscal year. The Remuneration Committee also sets and approves share allocations under the Company's Executive Share Option Scheme.

         In fiscal 1996, each of the Directors who was not an Executive Director was entitled to compensation from the Company for serving on the Board of Directors equal to an annual fee of (pound)13,000, plus an additional (pound)1,275 per meeting for meetings of the Board of Directors which were outside a Director's home country. Additionally, the Company reimburses each of these Directors for expenses incurred in attending meetings of the Board of Directors.

         From time to time the Company engages non-Executive Directors to perform consulting services for the Company on a limited basis. As compensation for the performance of such services (which are generally outside of the scope of their duties as a director), such nonExecutive Directors receive a consulting fee equal to [(pound)850] per day. [During fiscal 1996, Mr.
Tebbs received [(pound)_____] in consulting fees from the Company.]

         Copies of the service contracts between each of the Directors and the Company or any of its subsidiaries and the register of Director's interests in shares will be available for inspection

--------
         1 Messrs. O'Hara and Tebbs resigned as Directors in January and July, 1996, respectively.

during normal business hours at the registered office from October 14 to November 11, 1996 when they will be available at the place of the AGM from 15 minutes prior to its commencement until its close.


                       THE BOARD OF DIRECTORS RECOMMENDS
                            ELECTION OF THE NOMINEES
                                DESCRIBED ABOVE

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table and notes thereto set forth certain information with respect to the beneficial ownership of the Ordinary Shares as of October 10, 1996 by (i) each person who is known to the Company to beneficially own more than 5% of the outstanding Ordinary Shares of the Company; (ii) each Named Executive Officer and each director of the Company; (iii) each current executive officer and (iv) all officers and directors of the Company as a group. Except as otherwise indicated, each of the shareholders named below has sole voting and investment power with respect to the Ordinary Shares beneficially owned:

[COMPLETE DATA AS OF 10/10/96]
                                                       Ordinary Shares
                                                     Beneficially Owned(1)
   Officers, Directors and 5% Shareholders         Number           Percent

Rainer H. Burchett.............................   1,500,000(2)       [__]%
     c/o Learmonth & Burchett..................
     Management Systems Plc
     Evelyn House
     62 Oxford Street
     London W1N 9LF England
Roger A. Learmonth.............................   1,049,749(3)       [__]%
     c/o Learmonth & Burchett
        Management Systems Plc
     Evelyn House
     62 Oxford Street
     London W1N 9LF England
Bessemer Venture Partners III L.P.                2,035,801(4)       [__]%
     83 Walnut Street
     Wellesley Hills, MA  02181
The Kaufman Fund...............................   2,030,000          [__]%
     140 E. 45th Street
     New York, NY  10017
S Squared Technology Corp......................   1,253,276(5)       [__]%
     515 Madison Avenue
     Suite 4200
     New York, NY  10022
LBMS Trustee Company Ltd.......................   1,024,241(6)       [__]%
     c/o Learmonth & Burchett
        Management Systems Plc
     Evelyn House
     62 Oxford Street
     London W1N 9LF England
Gerald N. Christopher..........................       2,000           *
Michael S. Bennett.............................           0           *
Stephen E. Odom................................        ----           *
Peter Combe...................................       16,500(7)        *
David B. Rodway................................      44,500(8)        *
Rick Pleczko...................................      24,400(9)        *
Felda Hardymon.................................     65,262(10)        *

     All current directors and executive officers
        as a group (14)........................      2,642,511       [__]%
----------------

*        Less than one percent.

(1) Applicable percentage of ownership as of October 10, 1996 is based upon _________ Ordinary Shares outstanding. Gives effect to the Ordinary Shares issuable within 60 days of October 10, 1996 upon the exercise of options beneficially owned by the indicated shareholder on that date. Unless otherwise indicated, the persons named in the table have sole voting power and sole investment control with respect to all Ordinary Shares beneficially owned. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to such Ordinary Shares.

(2) Includes 409,758 Ordinary Shares held by 11 trusts for which Mr. Burchett is a co-trustee. Also includes 402,242 Ordinary Shares held in four other trusts, of which Mr. Burchett is the beneficiary but over which Mr. Burchett does not have voting control or the power of disposition. Also includes 50,000 Ordinary Shares held by his wife, as to which Mr. Burchett disclaims beneficial ownership. Does not include 1,024,241 Ordinary Shares owned of record by LBMS Trustee Company Limited of which Mr. Burchett is a shareholder and a director. Mr. Burchett disclaims beneficial ownership in all shares held by LBMS Trustee Company Limited.

(3) Includes 600,000 Ordinary Shares held in a trust for which Mr. Learmonth serves as co-trustee and 266,225 Ordinary Shares held in two trusts, of which Mr. Learmonth is the beneficiary but over which Mr. Learmonth does not have voting control or the power of disposition. Also includes 180,674 and 2,850 Ordinary Shares held by his wife and daughter, respectively. With respect to the Ordinary Shares held by Mrs. Learmonth, Mr. Learmonth disclaims beneficial ownership. Does not include 1,024,241 Ordinary Shares owned of record by LBMS Trustee Company Limited of which Mr. Learmonth is a director. Mr. Learmonth disclaims beneficial ownership in all shares held by LBMS Trustee Company Limited.

(4) Includes 38,903 Ordinary Shares owned by BVP III Special Situations L.P. and 92,643 owned beneficially by certain present or former officers of Bessemer Securities Corporation, the sole owner of the sole limited partner of Bessemer Venture Partners III L.P. Under certain circumstances Bessemer Venture Partners III L.P. may direct the voting of such shares.

(5) These shares are all held in discretionary accounts for clients of S Squared Technology Corp. No single client owns more than 5% of the Company's shares.

(6) Ordinary Shares held by the Executive Share Option Trust are controlled by the Trustee, LBMS Trustee Company Limited, of which Mr. Burchett is a shareholder and director and Mr. Learmonth is a director. Messrs. Burchett and Learmonth each disclaim beneficial ownership of all Ordinary Shares held by the Trust. Options representing 733,700 Ordinary Shares have been designated to be satisfied by Ordinary Shares held by the Trust.

(7) Includes 12,500 Ordinary Shares issuable upon exercise of a share option.

(8) Includes 37,000 Ordinary Shares issuable upon exercise of a share option.

(9) Includes 11,300 Ordinary Shares issuable upon exercise of a share option.

(10) Excludes 1,996,898 Ordinary Shares owned by Bessemer Venture Partners III LP. Mr. Hardymon is a general partner of the general partner of Bessemer Venture Partners III LP.

                                              EXECUTIVE COMPENSATION

         The following table sets forth all compensation awarded to, earned by or paid for services rendered to the Company in all capacities during fiscal 1996 and fiscal 1995 by (i) the Company's Chief Executive Officer and (ii) each of the four most highly paid executive officers who received compensation in excess of $100,000 for the fiscal year 1996 (together, the "Named Executive Officers").

                                            Summary Compensation Table

                                                                                   Long-Term
                                                                                 Compensation
                                                                                  Awards of
                                                                                  Securities
                                                    Annual Compensation           Underlying      All Other
Name and Principal Position        Year (7)       Salary($)       Bonus($)        Options      Compensation (4)
---------------------------        --------       ---------       --------      ------------   ----------------
John P. Bantleman (1)                1996       $189,272         $  55,000          100,000       $ 1,133
     Chief Executive Officer         1995       $151,073          $100,000          564,000       $ 2,719

Stephen Odom (2)                     1996       $150,000          $ 50,000          100,000     $       0
     Chief Financial Officer         1995         N/A               N/A             200,000           N/A
     and Secretary

Peter Combe                          1996       $153,412         $ 73,770           100,000       $ 1,547
     Senior Vice President           1995       $121,183         $104,423           199,000       $ 1,414

Rainer H. Burchett                   1996       $134,463         $       0                0       $66,330 (5)
     Chairman (3)                    1995       $134,560         $       0                0       $62,595 (6)

Rick Pleczko                         1996       $137,100         $  77,540          100,000       $ 2,070
     Vice President                  1995       $107,831         $  59,873          143,000       $ 1,863

(1) John P. Bantleman resigned as President and Chief Executive Officer and as a Director of the Company in August, 1996.

(2) Stephen E. Odom joined the Company in April 1995, just prior to the fiscal year end. For fiscal 1995 Mr. Odom's annual salary would have been $150,000 and Mr. Odom would have been entitled to bonus compensation of up to $50,000. In addition Mr. Odom was granted an option to purchase 200,000 Ordinary Shares.

(3) Rainer H. Burchett resigned as Chairman of the Board of Directors in August, 1996.

(4) Represents Company contributions to the Company's 401(k) Plan, a defined contribution plan available to U.S. employees only. Except with respect to Mr. Burchett, other compensation in the form of perquisites and other personal benefits has been omitted as the aggregate amount of such perquisites and other personal benefits constituted the lesser of $50,000 or 10% of the total annual salary and bonus of the Named Executive Officer for such year.

(5) Includes $38,750 to The Equitable Life Assurance Company Limited, $5,167 to M&G Pension and Annuity Company Limited and $22,413 in car allowance.

(6) Represents Company contributions of $39,250 and $5,233 to The Equitable Life Assurance Company Limited and M&G Pension and Annuity Company Limited, respectively, for money purchase retirement plans maintained for Mr. Burchett. Also includes $18,122 received by Mr. Burchett for car allowance.

(7) The periods covered by this table are the fiscal years ended in April 1996 and 1995.

Share Option Information

         The following table sets forth certain information regarding the option grants made pursuant to the Company's Executive Share Option Scheme and ESOP Share Option Scheme (the "Share Option Plans") during fiscal 1996 to each of the Named Executive Officers.

                       Option Grants in Last Fiscal Year

                                                                                           Potential Realizable
                         Number of                                                           Value at Assumed
                      Ordinary Shares   Percentage        Exercise                            Annual Rates of
                        Underlying       of Total           Price                               Stock Price
                          Options         Options          in Pounds    Expiration           Appreciation for
Name                      Granted       Granted (4)      Sterling (5)      Date               Option Term (6)
----                      -------       -----------     -------------- ------------           ---------------
                                                                                           5%                10%
                                                                                         -------------------------
John P. Bantleman (1)     100,000          12%              3.23          3/29/06       $331,463          $527,800

Stephen Odom (2)          100,000          12%              1.33          3/29/06       $331,463          $527,800

Peter Combe               100,000          12%              1.33          3/29/06       $331,463          $527,800

Rainer H. Burchett (3)        N/A           0%               N/A            N/A            N/A               N/A

Rick Pleczko              50,000            6%              1.33          3/29/06       $165,731          $263,900

------------------

(1) John P. Bantleman resigned as President and Chief Executive Officer and as a Director of the Company in August, 1996. Upon Mr. Bantleman's resignation, 520,500 unvested options previously granted to him expired as of such date. 209,750 vested stock options will remain exercisable until May 31, 1997 but shall be held as collateral against past advances from Learmonth & Burchett Management Systems, Inc. to Mr. Bantleman.

(2) Stephen E. Odom joined the Company in April 1995, just prior to the fiscal year end. For fiscal 1995 Mr. Odom's annual salary would have been $150,000 and Mr. Odom would have been entitled to bonus compensation of up to $50,000. In addition Mr. Odom was granted an option to purchase 200,000 Ordinary Shares.

(3) Rainer H. Burchett resigned as Chairman of the Board of Directors in August, 1996.

(4) Based on an aggregate of 814,000 options granted to employees in fiscal 1996, including options granted to the Named Executive Officers.

(5) The market value at the date of grant was(pound)1.33 per Ordinary Share. The exchange rate at the date of grant was $1.53/(pound).

(6) Amounts represent hypothetical gains that could be achieved for the respective options at the end of the ten-year option term. The assumed 5% and 10% rates of share appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate of the future market price of the Ordinary Shares.

OPTION EXERCISES AND YEAR-END INTERESTS

         The following table sets forth for each of the Named Executive Officers certain information concerning the value of unexercised options at the end of fiscal 1996 (including options granted in fiscal 1996) and the value of options exercised in fiscal 1996.

                 Aggregate Option Exercises in Last Fiscal year
                       and Fiscal year-End Option Values

                              [Ordinary Shares]                         Number of                   Net Values of Unexercised
                                  Acquired         Value             Unexercised Options             In-the-Money Options (4)
                                on Exercise      Realized        Exercisable       Unexercisable    Exercisable  Unexercisable

John P. Bantleman (1)              N/A              N/A         42,000               688,250         $91,915       $694,945

Stephen Odom (2)                   N/A              N/A            N/A               300,000             N/A        229,500

Peter Combe                      4,000          $18,085          6,000               310,500          11,819        369,227

Rainer H. Burchett (3)             N/A              N/A            N/A                  N/A              N/A            N/A

Rick Pleczko                    12,000           37,668          5,600               202,900          11,567         253,467
----------------

(1) John P. Bantleman resigned as President and Chief Executive Officer and as a Director of the Company in August, 1996. Upon Mr. Bantleman's resignation, 520,500 unvested options previously granted to him expired as of such date. 209,750 vested stock options will remain exercisable until May 31, 1997 but shall be held as collateral against past advances from Learmonth & Burchett Management Systems, Inc. to Mr. Bantleman.

(2) Stephen E. Odom joined the Company in April 1995, just prior to the fiscal year end. For fiscal 1995 Mr. Odom's annual salary would have been $150,000 and Mr. Odom would have been entitled to bonus compensation of up to $50,000. In addition Mr. Odom was granted an option to purchase 200,000 Ordinary Shares.

(3) Rainer H. Burchett resigned as Chairman of the Board of Directors in August, 1996.

(4) Based on the estimated fair value of the Company's Ordinary Shares at the end of fiscal 1996 (as determined by the price per Ordinary Share of (pound)1.93 on the USM at April 30, 1996), less the exercise price payable for such Ordinary Shares. The exchange rate at April 30, 1996 was $1.53/(pound).

Compliance with Section 16(a) of the Exchange Act

         [_________], a [__________] of the Company, filed late the Form 4 required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, with respect to [_____] transaction(s) during the fiscal year ended April 30, 1996 that was reportable on such form. [__________], who resigned as a Director (and officer) of the Company in [________], 1996, reported late, on his Form 5 for the fiscal year ended April 30, 1996, [_____] transaction(s) during such fiscal year that were reportable on a Form 4.

Employment Arrangements With Executive Officers

         Michael S. Bennett and the Company are parties to an agreement pursuant to which Mr. Bennett serves as President and Chief Executive Officer of the Company and a member of the Company's Board of Directors. The agreement has an effective date of August 2, 1996 with no initial fixed term and no termination notification requirement as Mr. Bennett is an employee at will. The initial salary payable under the agreement is $200,000 per year. Pursuant to the agreement, the initial salary may be adjusted by the Board of Directors at an annual review. The Company has also issued to Mr. Bennett options to purchase 400,000 Ordinary Shares at an exercise price of $1.185. Mr. Bennett is also entitled to a bonus of $100,000 at target performance and to participate in certain of the Company's benefit plans. In the event of a change of control of the Company, Mr. Bennett will be entitled to a severance payment of $300,000 and all of his then unvested share options will become immediately vested.

         Gerald N. Christopher and the Company are parties to an agreement pursuant to which Mr. Christopher serves as Chairman of the Board of Directors of the Company. The agreement has an effective date of August 2, 1996 with no initial fixed term and no termination notification requirement as Mr. Christopher is an employee at will. The initial salary payable under the agreement is $3,000 per week, subject to adjustment effective January 1, 1997, when Mr. Christopher's yearly salary is set at a rate of $1,000 per week. The Company has also issued to Mr. Christopher options to purchase 250,000 Ordinary Shares at an exercise price of $1.185. Mr. Christopher is also entitled to reimbursement for the cost of an apartment and reasonable living expenses in the Houston area, as well as for reasonable travel expenses.

         [John P. Bantleman resigned as President and Chief Executive Officer and as a Director of the Company on August 2, 1996. Under the terms of a termination agreement with the Company, Mr. Bantleman received a lump sum of $106,000 (less payroll deductions and taxation withholding), representing six months salary continuation and an automobile allowance. Health benefits were continued for six months, as well. Upon Mr. Bantleman's resignation, the Board voted to accelerate 150,000 of his unvested options resulting in his holding 209,750 vested stock options exercisable through May 31, 1997. Such options are held as collateral against Mr. Bantleman's advances of $90,000 from the Company. The balance of his unvested options expired upon his resignation.]

                              CERTAIN TRANSACTIONS

         In August 1995, as part of the acquisition of Corporate Computing, Inc. by the Company, the Company issued an aggregate of 700,000 Ordinary Shares, of which 315,000 Ordinary Shares were issued to Christine Comaford, the principal shareholder of CCI, and the balance were issued to other equity interest holders of CCI. At that time, the Ordinary Shares issued to Ms. Comaford had a market value on the USM of (pound)945,000.

         On August 2, 1996, at a meeting of the Board of Directors of the Company, it was unanimously voted that, subject to the approval of the 1996 Equity Incentive Plan, Messrs. Christopher and Bennett were granted options to purchase 250,000 and 400,000 Ordinary Shares, respectively, equivalent to 125,000 and 200,000 American Depositary Shares, respectively. The aggregate purchase prices are $296,250 and $474,000, respectively. On September 26, 1996 Messrs. Odom, Combe, Rodway and Pleczko were each granted options to purchase 150,000 Ordinary Shares, equivalent to 75,000 American Depositary Shares for an aggregate purchase price of $177,750.

Remuneration Committee Report

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 8 shall not be incorporated by reference into any such filings.

                 REPORT OF THE LEARMONTH & BURCHETT MANAGEMENT
                         SYSTEMS PLC BOARD OF DIRECTORS
                             REMUNERATION COMMITTEE


         The Company's executive compensation program is administered by the Remuneration Committee of the Board of Directors (the "Committee"). The
Committee, which is composed of three independent directors, makes recommendations to the Board of Directors on the three key components of the executive compensation program: base salary, annual incentive awards and long-term incentives.

         The Committee establishes individual compensation awards based on the contribution the executive has made in attaining the Company's short term and strategic performance objectives as well as the executive's anticipated future contribution. The Company's executive compensation program consists primarily of the following integrated components:

         1. Base Salary - which is designed to compensate executives competitively within the industry and marketplace.

         2. Annual Incentives - which provide a direct link between executive compensation and annual Company performance against predetermined measures.

         3.  Long-Term  Incentives - which consist of stock options  designed to
link  management   decision  making  with  long-term  Company   performance  and
shareholder interests.

         Base Salary. Base salary levels for executive officers of the Company are reviewed annually by the Remuneration Committee. Executive officers of the Company are paid salaries in line with their responsibilities.

         Annual Incentives. All executive officers are eligible to receive incentive cash bonuses. Awards are based on the attainment of performance measures established by the Remuneration Committee at the beginning of the fiscal year. These performance measures are keyed to management's annual operating plan and are based on the achievement of targeted operating profit and revenue growth. As Company performance for fiscal 1996 did not meet the targeted measures, the incentive cash bonuses actually paid were below targeted amounts.

         Long-Term Incentives. The Company provides long-term incentives through its two share option plans (the "Share Option Plans"). Under the Executive Share Option Scheme, options may be granted within each period of six weeks following the date on which the Company announces its annual, half-yearly or quarterly results. Under the ESOP Share Option Scheme, options may be granted within the six weeks following the announcement by the Company of its annual or half-yearly results, or otherwise in exceptional circumstances. Share options are intended to offer an equity incentive for superior performance and to foster the retention of key personnel through awards structured to vest and become exercisable over time provided that the individual remains employed by the Company. There is no set formula for the award of options. Factors considered in making option awards to officers and employees of the Company include industry practices and norms, prior grants to such officers or employees, the importance of retaining such officer's or employee's services, such officer's or employee's potential to contribute to the success of the Company and such officer's or employee's past contributions to the Company. Because the receipt of value by an executive officer under the Share Option Plans is dependent upon an increase in the price of the Company's Ordinary Shares, this portion of the executives' compensation is directly aligned with an increase in shareholder value.

         The Board of Directors approves the compensation of the Chief Executive Officer. The Chief Executive Officer and the Company are parties to a Service Agreement pursuant to which Michael S. Bennett serves as Chief Executive Officer of the Company. The salary payable under the agreement may be adjusted by the Board of Directors at any time. The Committee believes Mr. Bennett is paid a reasonable salary. Mr. Bennett is also entitled to bonuses as determined by the Board of Directors of the Company and to participate in the Company's benefit plans. The bonuses payable and option grants are determined generally using the same measurements employed in determining such awards for other executive officers described above.

                                        Remuneration Committee

                                            Rainer Burchett
                                            Gerald Christopher
                                            Felda Hardymon

                                PERFORMANCE GRAPH

Comparison of cumulative total return among Learmonth & Burchett Management Systems PLC,

                                       Base
                                      Period
Company/Index                       16-Nov-95    Nov-95    Dec-95    Jan-96    Feb-96    Mar-96    Apr-96
LEARMONTH & BURCHETT MANAGEMENT SYS.   100       102.63     93.42    103.95    48.68     40.79      61.84
S&P MIDCAP COMPUTER (SOFTWARE & SVC.)  100       106.29    103.86     94.24   100.28     98.34     108.59
S&P MIDCAP 400 INDEX                   100       101.73    101.47    102.94   106.44    107.72     111.01

S&P Midcap 400 Index and S&P Midcap Computer Software and Services Index*





Figure 1
-------
* Assumes $100 invested in the Company's American Depositary Shares, S&P Midcap 400 Index and S&P Midcap Computer Software & Services Index on November 16, 1995, the date of the Company's initial public offering in the United States. Assumes reinvestment of dividends.

         The stock prices on the foregoing Performance Graph are not necessarily indicative of future stock price performance. Each of the Report of the Remuneration Committee of the Board of Directors set forth above under "Report of the Remuneration Committee" and the Performance Graph shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporates such information by reference, and shall not otherwise be deemed filed under such Acts.

                               OTHER INFORMATION

Share Option Plans

         The Company has established two share option plans (the "Share Option Plans") for its employees. In connection with the Share Option Plans, the Company established the Executive Share Option Trust in 1984, to hold trust assets for the benefit of employees and former employees of the Company and its subsidiaries (the "Group Companies"). The present Trustee of the Trust is LBMS Trustee Company Limited (the "ESOP Trustee"), a subsidiary of the Company, whose board of directors currently consists of Messrs. Learmonth and Burchett. The ESOP Trustee has the power to borrow money and enter into other financing arrangements for the purpose of acquiring any holding of Ordinary Shares on behalf of the beneficiaries, and in particular to make any such Ordinary Shares available to satisfy options exercised under the Share Option Plans. The borrowings of the Trust and the expenses and liabilities of the ESOP Trustee are guaranteed or indemnified by the Company.

         A summary of the terms of the Share Option Plans is set out below:

         Executive Share Option Scheme. The Executive Share Option Scheme (the "Executive Plan") was originally adopted by the Company in 1984 and has been amended on a number of occasions. Options are outstanding both under the terms currently in force and under the terms of previous versions of the Executive Plan. Under the terms of the Executive Plan, options may be granted to any employee of the Company and its subsidiaries (each, a "Group Company") who works full time (at least 25 hours per week in the case of directors, and at least 20 hours per week in the case of employees) and who does not have a material interest in the Company. Options may be granted at the discretion of the Directors or by a committee approved by the Directors (the "Committee"). Under the Executive Plan, options granted are only exercisable when certain conditions -- in part related to the performance of the Company -- have been met. The exercise price for an option is determined by the Committee at the date of grant, but may not be less than the market value of an Ordinary Share at the date of grant. Options may be granted within period of six weeks following the date on which the Company announces its annual, half-yearly or quarterly results.

         The Executive Plan contains a number of limits on the grant of options. In particular, as at any date, the aggregate number of Ordinary Shares which may be issued pursuant to options granted in the ten years ending on that date under the Executive Plan and any other employees' share plan of the Company may not exceed 10% of the then issued Ordinary Share capital. If options are to be granted in any ten year period over more than 5% of the then issued Ordinary Share capital, then the options must be subject to more stringent performance conditions. Subject to certain adjustments under the Executive Plan, the aggregate number of Ordinary Shares over which options may be granted under the Executive Plan, from and including April 12, 1995, shall not exceed 5,000,000.

         The Executive Plan is divided into two parts, one part of which has been approved by the U.K. Inland Revenue and one part of which has not. The effect of such approval is that options granted to U.K. employees under the approved portion of the Executive Plan ("Approved Options") attract more favorable tax treatment for the employee under U.K. tax laws.

         The rules for the unapproved section of the Executive Plan are substantially the same as those for the approved section, except that:

                  (a) options granted under the unapproved section are not subject to the U.K. Inland Revenue requirement that an individual's entitlement to options should be limited originally to the greater of
         (i) (pound)100,000 and (ii) four times annual U.K. taxable remuneration and, since July 1995, following a change of law, to (pound)30,000;

                  (b) options granted under the unapproved section are not automatically exercisable on a reorganization or change of control of the Company in circumstances where a replacement option is available. Proposal Number 11 would change this by amending the Executive Plan to make these options immediately exercisable in full upon a change in control.

         An option may not be exercised more than 10 years after the date of grant and an option may only be exercised by the person to whom it is granted or his personal representative and is not transferable.

         Options may be satisfied on exercise either by the allotment and issue of new Ordinary Shares, or by the transfer of existing fully paid Ordinary Shares. Ordinary Shares allotted and issued under the Executive Plan rank pari passu in all respects with Ordinary Shares then in issue, but do not participate in any dividend or other rights attaching to Ordinary Shares by reference to a record date preceding the date of exercise of the option. Application will be made for any Ordinary Share so issued to be admitted to listing or quotation on any stock exchange or securities market on which the Ordinary Shares are then listed or quoted.

         Except for options to acquire an aggregate of 1,175,000 Ordinary Shares issued on September 1, 1994 which are exercisable in full after three years, options granted prior to April, 1995 become vested and exercisable over a specified period of years from the date of grant, fixed as at the time of grant. Such options are generally exercisable as to 60% after three years from the date of grant, and as to an additional 20% after the end of such succeeding year that has elapsed. Subject to approval of Proposal Number 11, Options granted in [April,] 1995 [onwards] become vested in full in accordance with the following formula: as to 40%, after two years from the date of grant, and as to a further 5% after the end of each succeeding quarter.

         All options may also be exercised in full for a limited period after a takeover, reconstruction or amalgamation (a reorganization), or voluntary winding up of the Company, except where the option holder elects to accept a replacement option offered by the acquiring company.

         In the event of any capitalization or rights issue, or subdivision, consolidation or reduction of capital, the Directors may make such adjustments as they consider appropriate to the number and/or the exercise price of any outstanding options. Any such adjustment will require prior approval of the U.K. Inland Revenue insofar as it affects any Approved Option. Except in limited circumstances, the Executive Plan may not be amended without the prior approval of shareholders in general meeting and, as regards the approved section, the U.K. Inland Revenue.

         As of October 10, 1996, options for the purchase of a total of 1,320,550 Ordinary Shares were outstanding under the Executive Plan, at exercise prices ranging from (pound)0.4425 per share to (pound)1.55 per share. Such options are exercisable, and expire, at varying dates. The Executive Plan expires on June 24, 1997 after which no more options can be granted under this scheme.

         ESOP Share Option Scheme. The ESOP Share Option Scheme (the "ESOP Plan") was adopted by the Company in July 2, 1993 and expires on the tenth anniversary of such date. Under the terms of the ESOP Plan, options may be granted within the six weeks following the announcement by the Company of its annual or half-yearly results, or otherwise in exceptional circumstances.

         Options may be granted at any price, and are satisfied by the transfer of shares held by the ESOP Trustee. No grant of an option may be made under the ESOP Plan if it would cause the number of shares under option to exceed the number of shares held by the ESOP Trustee. An option may not generally be exercised earlier than three years, or more than seven years, after the date of grant. Unexercised options will lapse on the option holder's ceasing to be a director or employee of a Group Company, except to the extent that the ESOP Trustee permits otherwise.

         Unless the ESOP Trustee decides otherwise, no person may be granted an option under the ESOP Plan if such grant would cause the value of shares under all subsisting options granted to him in the preceding 10 years to exceed four times his annual remuneration. For this purpose, options which have lapsed (but not options which have been exercised) are to be treated as still subsisting. The ESOP Plan may be altered by the Company with the consent of the ESOP Trustee. As of the record date, options for a total of 733,700 Ordinary Shares were outstanding under the ESOP Plan, at exercise prices ranging from (pound)0.85 per Ordinary Share to (pound)1.33 per Ordinary Share. Such options are exercisable, and expire, at varying dates.

                               PROPOSAL NUMBER 6

                           RE-APPOINTMENT OF AUDITORS















                       THE BOARD OF DIRECTORS RECOMMENDS
                 THE RE-APPOINTMENT OF PRICE WATERHOUSE TO HOLD
                  OFFICE UNTIL THE NEXT ANNUAL GENERAL MEETING
            AND TO AUTHORIZE THE DIRECTORS TO FIX THEIR REMUNERATION

                               PROPOSAL NUMBER 7

                           APPROVAL OF THE COMPANY'S
                           1996 EQUITY INCENTIVE PLAN


         On August 2, 1996, the Board of Directors of the Company (the "Board") unanimously adopted the Equity Incentive Plan subject to the approval of such plan by the shareholders of the Company, as more particularly described below. The Company is adopting the Equity Incentive Plan at this time to attract or retain employees who are in a position to make significant contributions to the success of the Company and its subsidiaries through ownership of the Company's Ordinary Shares ("Shares").

         Grants of awards in the form of Options ("Awards") under the Equity Incentive Plan may be made prior to approval of the plan by shareholders (but after Board adoption of the Equity Incentive Plan), subject to such approval of the Equity Incentive Plan. No Award of an incentive stock option may be granted under the Equity Incentive Plan after ten years from the date of shareholder approval but Awards previously granted may extend beyond that date.

Summary of the Equity Incentive Plan

         The full text of the Equity Incentive Plan is set forth in Appendix A to this Official Circular / Proxy Statement, and the following summary description of certain features of the Equity Incentive Plan is qualified in its entirety by such reference.

         The Equity Incentive Plan is designed to advance the Company's interests by enhancing its ability to attract and retain employees who are in a position to make significant contributions to the success of the Company and its subsidiaries through ownership of Shares. A total of 2,500,000 Shares, plus that number of Shares as may become available by reason of forfeiture of Options under the Company's Share Option Plans on or after August 2, 1996, are reserved and available for Awards made under the Equity Incentive Plan, subject to adjustment for Share dividends and similar events. From August 2, 1996 to October 10, 1996, [________] options under the Share Option Plans were forfeited. The Equity Incentive Plan provides for the grant of both "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") (any Option intended to qualify as an incentive stock option being hereinafter referred to as an "ISO"), and Options that are not incentive stock options. ISOs shall be awarded only to persons in the employ of the Company or any of its subsidiaries ("Employees").

         The Equity Incentive Plan will be administered by a committee of the Board (the "Committee"). Only persons currently or formerly in the employ of the Company or any of its subsidiaries ("Employees") and members of their families (except without limitation nonEmployee (non-Executive) directors of the Company or a subsidiary of the Company) who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company or its subsidiaries will be eligible to receive Awards under the Equity Incentive Plan ("Participants").

         The exercise price of an Option granted under the Equity Incentive Plan may not be less than 100% (110% in the case of an ISO granted to a ten-percent shareholder) of the fair market value of the Shares subject to the Option, determined as of the time the Option is granted. A "ten-percent shareholder" is any person who at the time of grant owns, directly or indirectly, or is deemed to own by reason of the attribution rules of Section 424(d) of the Code, Shares possessing more than 10% of the total combined voting power of all classes of Shares of the Company or of its parent or subsidiary corporation. On October 10, 1996 the closing sales price of the Company's American Depositary Shares ("ADS"), equivalent to two (2) Ordinary Shares, on the NASDAQ National Market was $[____] per ADS. In no case may the exercise price paid for Shares which is part of an original issue of authorized Shares be less than the par value per Share. The Committee may not reduce the exercise price of an Option at any time after the time of grant unless the duration of such option were limited to seven years. The term of each Option may be set by the Committee but cannot exceed 10 years from the day immediately preceding the date the Option was granted, or such earlier date as may have been specified by the Committee at the time the Option was granted (five years from the day immediately preceding such grant date in the case of an ISO granted to a ten-percent shareholder).

         Any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by any documents required by the Committee and payment in full for the number of Shares for which the Option is exercised. The Option price may be paid in cash or by check acceptable to the Company, bank draft or money order payable to the order of the Company, or by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or if so permitted by the instrument evidencing the Option (or in the case of an Option which is not an ISO, by the Committee on or after grant of the Option), by delivery of a promissory note of the Option holder to the Company, payable on such terms as are specified by the Committee, or by any combination of the permissible forms of payment.

         The Company may make a loan to any Participant other than a Director ("Loan"), either on the date of or after the grant of any Award to such Participant. A Loan may be made either in connection with the purchase of Shares under the Award or with the payment of any Federal, state and local income tax with respect to income recognized as a result of the Award. No Loan may have a term (including extensions) exceeding ten years in duration. Furthermore, in connection with any Award, Learmonth & Burchett Management Systems, Inc., a Company subsidiary, may at the time such Award is made or at a later date, provide for and grant a cash award to the Participant ("Supplemental Grant") not to exceed an amount equal to the amount of any Federal, state and local income tax on ordinary income for which the Participant may be liable with respect to the Award plus an additional amount on a grossed-up basis intended to make the Participant whole on an after-tax basis after discharging all the Participant's income tax liabilities arising from all Awards.

         Each Option will be exercisable at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised.

         Except as otherwise provided by the Committee, if a Participant dies, Options exercisable immediately prior to death may be exercised by the Participant's executor or administrator or, if the Shareholder is not a citizen of the United Kingdom, by the Participant's transferee, during a period of one year following such death (or such shorter or longer period as the Board may determine). Except as otherwise determined by the Committee, Options not exercisable at a Participant's death terminate upon such death.

         In the case of termination of a Participant's employment with the Company for reasons other than death, except as otherwise provided by the Committee, to the extent Options were exercisable immediately prior to such termination, they remain exercisable for three months following such termination, or such longer period as the Committee at the time may determine (or for the remainder of their original term, if less), unless the Award provides otherwise by its terms. Otherwise, all Options terminate to the extent not exercisable immediately prior to such termination of the Participant's employment with the Company. If any such termination of employment is due to the Participant's discharge for cause, such Participant's Options may be terminated immediately.

         In the event of a "Change in Control," as defined in the Equity Incentive Plan to include a new majority on the Board within eighteen months after a tender or exchange offer or a proxy solicitation, all outstanding Options shall become immediately exercisable in full.

         In the event of the sale of all or substantially all of the assets of the Company, all outstanding Options shall remain exercisable for a period of six months following such sale, or for such shorter period (but in no event less than 30 days) as may be provided in any plan or liquidation of the Company.

Certain U.S. Federal Income Tax Consequences

         The following discussion, which is based on the law as in effect on October 10, 1996, summarizes certain U.S. federal income tax consequences associated with the grant and exercise of stock options under the Equity Incentive Plan. The summary does not purport to cover the tax consequences associated with other forms of awards nor does it cover federal employment tax or other federal tax consequences or state, local or non-U.S. tax consequences.

         Tax Consequences to Optionees. In general, an optionee realizes no taxable income upon the grant or exercise of an incentive stock option. However, the exercise of incentive stock options may result in any alternative minimum tax liability to the optionee. With certain exceptions, a disposition by the optionee of Shares purchased under an incentive stock plan within two years from the date of grant or within one year after exercise produces ordinary income to the optionee equal to the value of the Shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain. If the optionee does not dispose of the Shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss.

         In general, in the case of a nonstatutory option the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the Shares acquired upon exercise over the exercise price; and any gain or loss recognized upon a subsequent sale or exchange of the Shares will be treated as capital gain or loss.

         In general, an incentive stock option that is exercised more than three months after termination of employment (other than termination by reason of death) is treated as a nonstatutory option. Incentive stock options awarded under the Equity Incentive Plan will be treated as nonstatutory options to the extent the fair market value (determined as of the date of the grant) of the Shares with respect to which Options first become exercisable in any calendar year exceeds $100,000.

         Tax Consequences to the Company. The Company may claim a deduction for the ordinary income realized by a Participant upon exercise of a nonstatutory option or upon the disqualifying disposition of Shares purchased under an incentive stock option. The Company's ability to claim a deduction may in some cases depend on its satisfaction of applicable reporting requirements. In addition, the Internal Revenue Code limits to $1,000,000 the deduction the Company may claim for annual compensation to any of its five highest paid officers as determined under the Internal Revenue Code, subject to a number of exceptions. Under Section 162(m) of the Internal Revenue Code, the Company would be unable in certain circumstances to claim a deduction upon the exercise of Options granted to its top five executive officers (determined in accordance with Section 162(m)) under the Equity Incentive Plan unless shareholder approval of the Equity Incentive Plan is obtained.

         Miscellaneous.   The  grant  of  an  Option  or  the   acceleration  of
exercisability of an Option in connection with a change in ownership or effective control of the Company or in connection with a change in ownership of a substantial portion of the Company's assets may be treated as giving rise to a "payment in the nature of compensation" required to be taken into account in determining whether the Participant has received so-called "excess parachute payments" under the Internal Revenue Code's golden-parachute rules. Where applicable, those rules impose a 20% tax on excess parachute payments and deny a deduction to the Company for such payments.

Required Vote

         Under the rules of the National Association of Securities Dealers, Inc., the affirmative vote of the holders of a majority of the outstanding Ordinary Shares (including Ordinary Shares underlying ADSs) entitled to vote and present, in person or by proxy, at the AGM is required to approve the Equity Incentive Plan.


                 THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF
                           THE COMPANY'S 1996 EQUITY
                                 INCENTIVE PLAN

                               PROPOSAL NUMBER 8

                           APPROVAL OF THE COMPANY'S
                     1996 U.S. EMPLOYEE STOCK PURCHASE PLAN



         In  August,  1996,  the Board of  Directors  of  Learmonth  &  Burchett
Management Systems Plc (the "Board" and "LBMS," respectively) unanimously adopted the 1996 U.S. Employee Stock Purchase Plan (the "U.S. Plan"). LBMS is adopting the U.S. Plan at this time to provide a method by which eligible employees of LBMS and LBMS' subsidiaries (collectively, the "Company") may use voluntary, systematic payroll deductions to purchase Ordinary Shares of LBMS (the "Stock") and thereby acquire an interest in the future of the Company.

         The U.S. Plan will become effective on the date on which it is approved by the shareholders of LBMS. Such approval must be secured within twelve months before or after the date the U.S. Plan is adopted by the Board (August 2, 1996). All options ("Options") granted under the U.S. Plan prior to such approval are conditioned on such approval being obtained prior to the exercise thereof.

Summary of the 1996 U.S. Employee Stock Purchase Plan

         The full text of the U.S. Plan is set forth in Appendix B to this Official Circular / Proxy Statement, and the following summary description of certain features of the U.S. Plan is qualified in its entirety by such reference.

         The U.S. Plan is designed to advance the Company's interests by providing a method by which eligible employees purchase Ordinary Shares of LBMS and thereby acquire an interest in the future of the Company. Under the U.S. Plan, there is available an aggregate of not more than 450,000 shares for sale pursuant to the exercise of Options granted under the U.S. Plan, subject to adjustment in the event of any change in the shares outstanding of LBMS by reason of a stock dividend, split-up, recapitalization, merger, consolidation, reorganization, or other capital change. The shares ("Shares") to be delivered upon exercise of Options under the Plan may be either shares of authorized but unissued Stock, shares of reacquired Stock, American Depositary Receipts for American Depositary Shares, or any combination of the foregoing, as the Board may determine.

         The U.S. Plan will be administered by the Remuneration Committee of the Board. Under such Plan, Options may be granted to any individual who elects to participate and is an employee of an LBMS subsidiary designated by the Board or an employee of LBMS, if the Board so determines, with a customary working schedule of at least 20 hours per week, and who has been an Employee for at least 90 days as of the first day of a period during which the U.S. Plan remains in effect (an "Option Period"). Employees deemed to own stock possessing 5% or more of the total combined voting power or value of all classes of shares of LBMS or an LBMS subsidiary will not be eligible to participate in the U.S. Plan. In addition, no Employee will be granted an Option under the U.S. Plan which would permit his or her rights to purchase shares under all employee stock purchase plans of LBMS and affiliates to accrue at a rate which exceeds $25,000 of fair market value of such shares (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time.

         Eligible Employees elect to participate in the U.S. Plan ("Participants") by designating an amount of not less than 1% nor more than 15% to be withheld from their regular rate of compensation by means of substantially equal payroll deductions over a six-month Option Period. Such amounts withheld will be credited to a separate withholding account, upon which no interest will be payable, for each Participant. Unless changed or revoked by the Participant, the payroll deduction authorization will remain in effect. A Participant may reduce the withholding rate of his or her payroll deduction authorization by one or more whole percentage points at any time during an Option Period by delivering written notice to the Company, such reduction to take effect prospectively as soon as practicable following receipt of such notice by the Company; provided, that any reduction of the withholding rate to zero shall be treated as a withdrawal. A Participant may increase or reduce the withholding rate of his or her payroll deduction authorization for a future Option Period, or cease participation entirely for a future Option Period, by written notice delivered to the Company at least fifteen days prior to the first day of the Option Period as to which the change is to be effective. A Participant may terminate his or her payroll deduction authorization as of any date by written notice delivered to the Company and, upon receipt of such notice by the Company, will thereby cease to be a Participant as of such date. Any Participant who voluntarily terminates his or her payroll deduction authorization prior to the last business day of an Option Period will be deemed to have canceled his or her Option. Upon such cancellation, the balance in his or her withholding account will be returned.

         On the first day of an Option Period, Participants are granted an Option for such Period for the number of Shares determined by dividing (i) Participant's withholding account balance on the last day of an Option Period by
(ii) the lesser of 85% of the fair market value of the Shares at (a) the time of Option grant or (b) the time of Option exercise. Each Employee who is a Participant in the U.S. Plan on the last business day of the Option Period will be deemed to have exercised on the last business day of the Option Period the Option granted to him or her for that Option Period.

         Upon the termination of a Participant's employment with the Company for any reason, including death, he or she will cease to be a Participant, and (i) any Option held by such Participant will be deemed canceled, and (ii) LBMS will deliver to such Participant or his or her estate the balance of his or her withholding account.

         Each Participant's rights and privileges under any Option may be exercisable during his or her lifetime only by him or her, and may not be sold, pledged, assigned or transferred in any manner.

         The U.S. Plan shall terminate automatically following the end of the Option Period beginning August 2, 2006; provided, however, that the Board in its discretion may extend the U.S. Plan for one or more Option Periods. The U.S. Plan may be suspended or terminated earlier by the Board; the U.S. Plan will terminate in any case when all or substantially all of the Shares reserved for the purposes of the Plan have been purchased.


                             THE BOARD OF DIRECTORS
                             RECOMMENDS APPROVAL OF
                        THE COMPANY'S 1996 U.S. EMPLOYEE
                              STOCK PURCHASE PLAN

                               PROPOSAL NUMBER 9

                           APPROVAL OF THE COMPANY'S
                          1996 NON-EMPLOYEE DIRECTORS'
                               SHARE OPTION PLAN

         On September 26, 1996, the Board of Directors of the Company (the "Board") unanimously adopted the Non-Employee Directors' Share Option Plan (the "Plan") subject to approval of this Plan by vote of a majority of the Shareholders of the Company or any of its subsidiaries, as more particularly described below. The Company is adopting the Non-employee Directors' Share Option Plan at this time so as to put itself in a position to attract and retain non-employee directors who are in a position to make significant contributions to the success of the Company and to reward Directors for such contributions through ownership of shares of the Company's Ordinary Shares (the "Shares"). The Company currently has no new candidates for directors and the Company does not plan to issue options under this plan to any of its current directors. Options, as hereinafter defined, may be granted under the Plan prior to the date of Shareholder approval, and Options so granted shall be effective on the effective date of grant subject to Shareholder approval of the Plan. No Options may be awarded under the Plan after September 26, 2006, but the Plan shall continue thereafter while previously awarded Options remain subject to the Plan.

Summary Of The Non-Employee Directors' Share Option Plan

         The full text of the Plan is set forth in Appendix D to this Official Circular / Proxy Statement, and the following summary description of certain features of the Plan is qualified in its entirety by such reference. The Plan is designed to advance the Company's interest by enhancing its ability to attract and retain non-employee directors who are in a position to make significant contributions to the success of the Company and to reward directors for such contributions through ownership of Shares. The number of Shares which may be issued upon the exercise of Options granted under the Plan, including Shares forfeited because the Option lapses or is terminated shall not exceed 500,000 Shares in the aggregate, subject to increase in the event of a Share dividend, Share split, combination, recapitalization, material change in law or in accounting practices, merger, consolidation, acquisition, disposition, or other similar event or transaction, which increases and appropriate adjustments as a result thereof may be made by a Committee (the "Committee") of the Board of Directors of the Company (the "Board") which shall consist of at least two directors. The Committee may, at such time or times as it may choose, grant options ("Options") on Shares or American Depositary Shares ("ADSs") to any Eligible Director, as hereinafter defined; provided, however, that any Options granted to Eligible Directors who are residents of the United States shall be Options on ADSs. The exercise price and other terms and conditions of such Options shall be determined by the Committee. All Options shall expire 10 years after the effective date of grant. Directors eligible to receive Options under the Plan ("Eligible Directors") shall be those directors who are not employees of the Company or of any subsidiary of the Company at the time they become an eligible Director and (i) who are directors on the effective date of this Plan or (ii) who are first elected a director of the Company after the effective date of this Plan.

         The exercise price of Shares purchased on exercise of an Option must be paid either (1) in cash or by check, bank draft or money order or (2) if permitted by the Committee, by delivery of a promissory note or (3) by delivery of an undertaking by a broker to deliver sufficient funds, or (4) by any combination of these permissible forms of payment. Each Option will be exercisable at such time or times, and on such conditions as the Committee may specify. The Committee may at any time and from time to time accelerate the time at which all or any part of an Option may be exercised, provide for the acceleration of the exercisability of any Option upon the occurrence of certain events, or extend the time by which an Option must be exercised.

         If an Eligible Director ceases to be a director for reason of death or total and permanent disability (as determined by the Committee), all Options held by the Eligible Director that are not exercisable on the thirtieth day after termination of the Eligible Director's status as a director will terminate as of such date. All Options that are exercisable as of such thirtieth day will continue to be exercisable until the earlier of (1) the first anniversary of the date on which the Eligible Director's status as a director ended or (2) the date on which the Option would have terminated had the Eligible Director remained a director, and after completion of that period, such Options shall terminate to the extent not previously exercised, expired or terminated. If the Eligible Director has died or is totally or permanently disabled, the Option may be exercised within such limits by the Eligible Director's legal representative. If an Eligible Director's service with the Company terminates for any reason other than death or incapacity, all Options held by the director that are not then exercisable shall terminate. Options that are exercisable on the date of such termination (other than termination upon removal for cause, in which event all Options shall immediately terminate) shall continue to be exercisable until the earlier of (1) three months thereafter or (2) the date on which the Option would have terminated had the director remained an Eligible Director, and after completion of that period, such Options shall terminate to the extent not previously exercised, expired or terminated.

         In the event of a "Change in Control," as defined in the Plan, if an Eligible Director ceases to be a director following such change in control, and if the Shares or ADSs are, following such change in control, traded on a major stock exchange or inter-dealer quotation system in the United States or elsewhere, any Option that was exercisable immediately before the termination will continue to be exercisable for the full period during which it could be exercised. Otherwise, in the event of a change of control, all outstanding Options shall become immediately exercisable in full. In the event of the sale of all or substantially all of the assets of the Company, all outstanding Options shall remain exercisable for a period of six months following such sale, or for such shorter period (but in no event less than 30 days) as may be provided in any plan of liquidation of the Company.

         Tax Consequences to Optionees. The Eligible Director or other appropriate person shall remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Shares.


                             THE BOARD OF DIRECTORS
                             RECOMMENDS APPROVAL OF
                        THE COMPANY'S 1996 NON-EMPLOYEE
                          DIRECTORS' SHARE OPTION PLAN

                               PROPOSAL NUMBER 10

                       APPROVAL OF AMENDMENT TO EXECUTIVE
                              SHARE OPTION SCHEME

         The Board of Directors proposes that the Rules of the Executive Share Option Scheme should be amended in order to treat Options under that Scheme in a manner which is more in line with practice in the United States. Currently, such Rules require that Options not be exercisable until 3 or 5 years following the date of grant (depending on whether the Option is or is not a Super Option). The Board also recommends eliminating the requirement to impose performance conditions on Options.

         The Board proposes that Type B Options granted under the Scheme in 1995 should be amended so that these Options will become exercisable after the second anniversary of the date of grant in accordance with the vesting arrangements governing those Options. These vesting arrangements provide for 40% of the Shares subject to the Option to vest on the second anniversary of the date of grant and a further 5% to vest at the end of each quarter thereafter if the Option holder was at the end of that quarter still an executive for the purposes of the Scheme. The Board further believes that the change in control, vesting and exercise provisions should be further revised to conform to those in the 1996 Equity Incentive Plan so as to provide parity among employees. Type A Options under the Plan, which are approved by the UK Internal Revenue, will not be changed.

         Thus, the Board of Directors has unanimously approved, subject to shareholder approval, the following amendment to the Executive Share Option
Scheme:

1. Rule 4(2) shall be amended in respect of Options granted after the date when the Board of Inland Revenue approves this amendment so that it reads as follows:

         "(2) Subject to sub-clauses (4) and (7) below and to Clause 5 below, a notice exercising a Type A Option may not be given before the date(s) specified in the certificate issued in respect of the Option."

2. Rules 4(3) and 11(3) shall be deleted and all references to those rules in other rules of the Scheme shall be deleted. Rules 4(3) and 11(3) shall be left blank and the subsequent rules shall not be renumbered.

3. Rule 11(2) shall be amended in respect of any Options granted on or after April 12, 1995 to read as follows:

         "(2) Subject to sub-clauses (4) and (7) below and to Clause 12 below, a notice exercising a Type B Option may not be given before the date(s) specified in the certificate issued in respect of the Option."

4.       Rule  11(4)  shall  be  amended  to  add  at  the  beginning   thereof,
         immediately prior to the word "If" (which shall have the initial "I" uncapitalized), the words "Subject to Clause 12 below".

5. Rule 11(7) shall be amended by adding the words "and Clause 12 below" immediately following the words "sub-clause (4) above" and before the ",".

6.       Rule 12(1) is amended to read in full as follows:

         (1) In the event of a Change of Control, all outstanding Type B Options shall become immediately exercisable in full. For the purposes of this plan, a "Change in Control" shall mean any of the following:

         (a) any Person or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934), other than the Company or any of its Affiliates, becomes a beneficial owner (within the meaning of Rule 13d-3 as promulgated under the U.S. Securities Exchange Act of 1934), directly or indirectly, of securities representing thirty percent (30%) or more of the total number of votes that may be case for the election of directors of the Company;

         (b) there occurs any sale of all or substantially all of the assets of the Company;

         (c) within eighteen months after a tender offer or exchange offer for voting securities of the Company (other than by the Company) individuals who were directors of the Company immediately prior thereto shall cease to constitute a majority of the Board;

         (d) proxies are solicited voting securities of the Company by persons other than the Company or its Board and within eighteen months thereafter individuals who were directors of the Company immediately prior to such transaction cease to constitute a majority of the Board;

         (e) any Person or "group" obtains control of the Company in pursuance of a compromise or arrangement sanctioned by the court under Section 425 of the Companies Act 1985; or

         (f) any Person or "group" acquires all or the major part of the undertaking of the Company pursuant to a reorganization under Section 110 of the Insolvency Act of 1986.

7. Rule 12(4) is hereby deleted and rules 12(2) and 12(3) are renumbered 12(3) and 12(4). A new Rule 12(2) is hereby added reading in full as follows:

         (2) If a Participant ceases to be an employee or director following a "Change in Control" (as defined above), and if the Company's ordinary shares or ADSs are, following such change in control, traded on a major stock exchange or inter-dealer quotation system in the United States or elsewhere, any Options that were exercisable immediately before such cessation will continue to be exercisable for the full period during which they could be exercised in the absence of such cessation, except in the case of a sale of all or substantially all of the assets of the Company. In the event of the sale of all or substantially all of the assets of the Company, all outstanding Type B Options shall remain exercisable for a period of six months following such sale, or for such shorter period (but in no event less than 30 days) as may be provided in any arrangement for the liquidation of the Company.


                             THE BOARD OF DIRECTORS
                             RECOMMENDS APPROVAL OF
                        THE AMENDMENT TO EXECUTIVE SHARE
                         OPTION SCHEME DESCRIBED ABOVE

         The Board of Directors has also unanimously approved, subject to shareholder approval, the following amendment to Schedule 1 annexed to the Share Option Certificates issued in respect of Type B Options granted in the calendar year 1995 under the Executive Share Option Scheme:

         THAT paragraph 1(b) of Schedule 1 (Exercise Conditions) be amended to read as follows:

         "This Option may be exercised at any time after the second anniversary of the Grant Date to the extent that the Option has vested in accordance with the Vesting Arrangements set out in Schedule 2 and provided that a U.S. listing shall have taken place by that date;"

                             THE BOARD OF DIRECTORS
                           RECOMMENDS APPROVAL OF THE
                             AMENDMENT TO THE SHARE
                              OPTION CERTIFICATES

                           PROPOSALS NUMBER 11 AND 12

                          DISAPPLICATION OF PREEMPTIVE
                             RIGHTS CONFERRED UNDER
                               THE COMPANIES ACT

         Proposal No. 12 will provide the directors with authority under the UK Companies Act 1985 to allot relevant securities having an aggregate nominal value not exceeding the nominal value of the present unissued share capital of the Company. This power expires at the date of the next AGM of the Company:

         That the Directors of the Company be and are generally and unconditionally authorized to exercise all powers of the Company to allot relevant securities (as defined in Section 80 of the Companies Act 1985) up to an aggregate nominal amount of (pound)728,297 provided that the authority shall expire on the date of the next Annual General Meeting of the Company save that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and Directors may allot relevant securities in pursuance of such an offer or agreement as if the authority conferred hereby had not expired.

         Proposal No. 13 will give the Directors the power to allot equity securities for cash otherwise than on a preemptive basis having an aggregate nominal amount equal to (pound)[__] representing fifteen per cent of the issued share capital of the Company as shown in the Company's latest audited Balance Sheet and also, in the case of a rights issue, to allot shares where necessary other than strictly in accordance with the preemptive provisions set out in
Section 89 of the Companies Act 1985. This power will continue until expiry at the next AGM of the Company:

         That the Directors be empowered pursuant to section 95 of the Companies Act 1985 to allot equity securities (as defined in section 94 of that Act) for cash pursuant to the authority conferred on them by Proposal No. 12 above, as if Section 89(1) of that Act did not apply to such allotment provided that this power shall be limited to:

         (i) The allotment of equity securities in connection with a rights issue in favour of ordinary share holders where the equity securities respectively attributable to the interests of all ordinary share holders are proportionate (as nearly as may be) to the respective numbers of ordinary shares held by them, subject to such exclusions or other arrangements as the Directors may deem necessary or expedient in relation to fractional entitlements or legal or practical problems arising under the law of or the requirements of any regulatory body or any stock exchange in any overseas territory or otherwise.

         (ii) The allotment (otherwise than pursuant to sub-paragraph (i) above) of equity securities up to an aggregate nominal value of (pound)109,244 and shall expire on the date of the next Annual General Meeting of the Company provided that the Company may make an offer or agreement before this power has expired, which would or might require securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such offer or agreement as if the power conferred hereby had not expired.


                       THE BOARD OF DIRECTORS RECOMMENDS
                            ADOPTING THE PROPOSAL TO
                         DISAPPLY THE PREEMPTIVE RIGHTS
                     CONFERRED UNDER THE U.K. COMPANIES ACT

                             SHAREHOLDER PROPOSALS

         Pursuant to Rule 14a-8 promulgated by the SEC, shareholder proposals intended to be included in the Company's proxy material for the Company's 1997 AGM of Shareholders must be received by the Company on or before _____________ at its principal office, 1800 West Loop South, Suite 900, Houston, Texas 77027
Attention: Corporate Secretary.

                                 OTHER MATTERS

         The management has no knowledge of any other matter that may come before the AGM and does not, itself, currently intend to present any such other matter. However, if any such other matters properly come before the meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgement.

                               PROXY SOLICITATION

         The cost of soliciting proxies will be paid by the Company. Proxies may be solicited without extra compensation by certain directors, officers and regular employees of the Company by mail, telegram or personally.

         Shareholders are urged to send their proxies without delay. Your cooperation is appreciated.

                                   FORM 10-K

         A copy of the Company's annual report on Form 10-K filed with the Securities and Exchange Commission is available without charge by writing to:
Learmonth & Burchett Management System Plc, ATTN: Mr. Stephen E. Odom, 1800 West Loop South, Suite 900, Houston, Texas 77027.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. The Directors recommend a vote FOR the proposal.

1.    Proposal to receive and adopt the Directors' Report and the     |_|  FOR       |_| AGAINST       |_|  ABSTAIN
      audited accounts for the year ended April 30, 1996, as
      described in the Proxy Statement and the Directors'
      Report and the audited accounts for the year ended April
      30, 1996.

2.    Proposal to re-elect Gerald N Christopher who was appointed     |_|  FOR       |_| AGAINST       |_|  ABSTAIN
      as a Director on August 2, 1996, as described in the Proxy
      Statement.

3.    Proposal to re-elect Michael S Bennett who was appointed        |_|  FOR       |_| AGAINST       |_|  ABSTAIN
      as a Director on August 2, 1996, as described in the Proxy
      Statement.

4.    Proposal to re-elect David B Rodway who was appointed           |_|  FOR       |_| AGAINST       |_|  ABSTAIN
      Director by rotation, as described in the Proxy Statement.

5.    Proposal to re-elect Rainer H Burchett who retires as a         |_|  FOR       |_| AGAINST       |_|  ABSTAIN
      Director by rotation, as described in the Proxy Statement.

6.    Proposal to re-appoint the auditors Price Waterhouse to         |_|  FOR       |_| AGAINST       |_|  ABSTAIN
      hold office until the next Annual General Meeting and to
      authorize the Directors to fix their remuneration, as
      described in the Proxy Statement.

7.    Proposal to approve the adoption of the 1996 Equity             |_|  FOR       |_| AGAINST       |_|  ABSTAIN
      Incentive Plan, as described in the Proxy Statement and the
      1996 Equity Incentive Plan.

8.    Proposal to approve the adoption of the 1996 U.S.               |_|  FOR       |_| AGAINST       |_|  ABSTAIN
      Employee Stock Purchase Plan, as described in the Proxy
      Statement and the 1996 U.S. Employee Stock Purchase
      Plan.

9.    Proposal to approve the adoption of the 1996 Non-employee       |_|  FOR       |_| AGAINST       |_|  ABSTAIN
      Directors' Share Option Plan, as described in the Proxy
      Statement and the 1996 Non-employee Directors' Share
      Option Plan.

10.   Proposal to approve an amendment to the Executive Share         |_|  FOR       |_| AGAINST       |_|  ABSTAIN
      Option Scheme and to certain Type B option certificates
      relating to options granted thereunder regarding new
      vesting arrangements, as described in the Proxy Statement.

11.   Proposal to authorize the Directors to allot shares, as         |_|  FOR       |_| AGAINST       |_|  ABSTAIN
      described in the Proxy Statement.




12.   Proposal to approve disapplication of preemptive rights of      |_|  FOR       |_| AGAINST       |_|  ABSTAIN
      holders of ordinary shares, as described in the Proxy
      Statement.

PLEASE SIGN ON THE REVERSE  SIDE AND RETURN
PROMPTLY  IN THE ENCLOSED ENVELOPE.

-------------------------------------------------------------------------------


LEARMONTH & BURCHETT                  PROXY SOLICITED BY THE BOARD OF DIRECTORS
MANAGEMENT SYSTEMS PLC

                                             PROXY FOR ANNUAL GENERAL MEETING
                                           OF SHAREHOLDERS -- NOVEMBER 15, 1996

The undersigned hereby appoints [_____________], and each of [them], proxies, with power of substitution to [each], and hereby authorizes [them] to represent and to vote, as designated below, at the Annual General Meeting of Shareholders of the Company indicated above, on November 15, 1996 at 11:00 a.m. CST, and at any adjournments thereof, all of the ordinary shares of the Company (including those ordinary shares underlying American Depositary Shares) which the undersigned would be entitled to vote if personally present.

                           NOTE: Please sign exactly as your name appears on this card. All joint owners should sign. When signing as executor, administrator, attorney, trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer's office. If a partner, sign in the partnership name.

                           Signature(s):

                           --------------------------------------------------

                           --------------------------------------------------
                           Date
                           --------------------------------------------------